EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209897 on Form S-8, and Registration Statement No. 333-212793 on Form S-3 of our report dated March 2, 2017, relating to the consolidated financial statements of Sierra Oncology, Inc. (formerly known as ProNAi Therapeutics, Inc.) and subsidiaries (the “Company) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan

March 2, 2017